Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$16,199,890
Realized Gain (Loss) on Swap Contracts	(7,310,459)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(54,610,570)
Unrealized gain (loss) on Fair Value of Swap Contracts	51
Dividend Income	3,209,314
Interest Income	2,689,133
ETF Transaction Fees	21,000
Total Income (Loss)	$(39,801,641)

Expenses
General Partner Management Fees	$826,635
Professional Fees	171,025
Brokerage Commissions	68,185
Directors' Fees and insurance	67,182
NYMEX License Fee	27,554
Total Expenses	$1,160,581
Net Income (Loss)	$(40,962,222)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/22	$2,147,148,358
Additions (7,400,000 Shares)	518,088,393
Withdrawals (3,800,000 Shares)	(271,442,216)
Net Income (Loss)	(40,962,222)

Net Asset Value End of Month	$2,352,832,313
Net Asset Value Per Share (33,523,603 Shares)	$70.18

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596